EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2021-BNK31 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

National Cooperative Bank, N.A., as NCB Master Servicer, KeyBank National Association, as General Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Rialto Capital Advisors, LLC, as Special Servicer for the 250 West 57th Street Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 250 West 57th Street Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 250 West 57th Street Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 250 West 57th Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 250 West 57th Street Mortgage Loan on and after November 1, 2021, Rialto Capital Advisors, LLC, as Special Servicer for the Coleman Highline Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Coleman Highline Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Coleman Highline Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Coleman Highline Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Coleman Highline Mortgage Loan on and after November 1, 2021, Greystone Servicing Company LLC, as Special Servicer for the McClellan Park Mortgage Loan, Wilmington Trust, National Association, as Trustee for the McClellan Park Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the McClellan Park Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the McClellan Park Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the McClellan Park Mortgage Loan on and after November 1, 2021, Greystone Servicing Company LLC, as Special Servicer for the 605 Third Avenue Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 605 Third Avenue Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 605 Third Avenue Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 605 Third Avenue Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 605 Third Avenue Mortgage Loan on and after November 1, 2021, Greystone Servicing Company LLC, as Special Servicer for the McDonald’s Global HQ Mortgage Loan, Wilmington Trust, National Association, as Trustee for the McDonald’s Global HQ Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the McDonald’s Global HQ Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the McDonald’s Global HQ Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the McDonald’s Global HQ Mortgage Loan on and after November 1, 2021, Greystone Servicing Company LLC, as Special Servicer for the ExchangeRight Net Leased Portfolio #41 Mortgage Loan, Wilmington Trust, National Association, as Trustee for the ExchangeRight Net Leased Portfolio #41 Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the ExchangeRight Net Leased Portfolio #41 Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the ExchangeRight Net Leased Portfolio #41 Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the ExchangeRight Net Leased Portfolio #41 Mortgage Loan on and after November 1, 2021, Greystone Servicing Company LLC, as Special Servicer for the Fresh Pond Cambridge Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Fresh Pond Cambridge Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Fresh Pond Cambridge Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Fresh Pond Cambridge Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Fresh Pond Cambridge Mortgage Loan on and after November 1, 2021, Rialto Capital Advisors, LLC, as Special Servicer for the Miami Design District Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Miami Design District Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Miami Design District Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Miami Design District Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Miami Design District Mortgage Loan on and after November 1, 2021.

Dated: March 15, 2022

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)